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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 19, 2003



                            TITAN INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)


        ILLINOIS                     1-12936                     36-3228472
(State of Incorporation)    (Commission File Number)          (I.R.S. Employer
                                                             Identification No.)

                      2701 SPRUCE STREET, QUINCY, IL 62301
          (Address of principal executive offices, including Zip Code)


                                 (217) 228-6011
              (Registrant's telephone number, including area code)


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INFORMATION TO BE INCLUDED IN THIS REPORT



Items 1 through 4 and items 6 through 12 are inapplicable and are omitted from this Report.



Item 5. OTHER EVENTS


         In the matter of Vehicular Technologies v Titan Wheel, a case arising from issues in 1992, prior to Titan's 1993 purchase of Dyneer Corporation, regarding alleged patent infringement and other claims, Titan prevailed twice in Federal Appellate Court regarding this case and was awarded a patent. The case was refiled in State Court in California. Although Titan was successful in Federal Appellate Court and a patent was awarded, these facts were disallowed by the State Court. A judgment against Titan Wheel of $16.3 million was awarded. Titan appealed this case, but was required by the State Court in California to post a bond or cash amounting to one and a half times the judgment, for a total of $24.5 million. Over the last several years, bond companies have incurred significant losses and, therefore, required the Company to post 100% cash and pay a significant premium fee in order to issue a bond. Thus, to avoid paying the significant premium fee in addition to posting the bond, it was decided to post the $24.5 million of cash directly with the State Court in California. Emergency writs were filed with the Appellate and Supreme Courts of California to allow the continuation of the appeal without posting the cash. These writs were denied. The Supreme Court writ was denied on September 19, 2003. Given the uncertainties of litigation, the Company is unable to predict the outcome of this case. However, the Company has prevailed in prior litigation concerning this case and management believes the Company will ultimately prevail.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         TITAN INTERNATIONAL, INC.
                                               (Registrant)



Date:  October 1, 2003                   By:   /s/ Kent W. Hackamack
      -----------------                     -------------------------------
                                         Kent W. Hackamack
                                         Vice President of Finance and Treasurer
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)




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